UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007

CB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 000-51351

North Carolina	20-2928613
(State of incorporation)	(I.R.S. Employer Identification No.)

3710 Nash Street North Post Office Box 8189 (Zip 27893) Wilson, North Carolina 27896-1120
(Address of principal executive offices)

(252) 243-5588
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CB FINANCIAL CORPORATION

INDEX

			Page

Item 1.01	–	Entry into a Material Definitive Agreement	3

Item 5.02	–	Departure of Directors or Principal Officers; Election of Directors;
		Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	5

Item 9.01	–	Financial Statements and Exhibits	5

Signatures		7

Exhibit Index		8

Exhibit 99.1	Amended and Restated Employment Agreement with Norman B. Osborn, dated September 1, 2007

Exhibit 99.2	Supplemental Executive Retirement Plan Agreement with Norman B. Osborn, dated September 1, 2007

Exhibit 99.3	2007 Life Insurance Split Dollar Plan Agreement with Norman B. Osborn, dated September 1, 2007

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement. On September 4, 2007, CB Financial Corporation’s (the “Company”) wholly owned subsidiary, Cornerstone Bank (the “Bank”), executed amended employment agreements with the Bank’s President and CEO, Norman B. Osborn, and other Bank executives, including Robert H. Ladd III, G. Brooks Batchelor, and Robert W. Kernodle, and executed an employment agreement with Dora Kicklighter. The amendments, which were effective as of September 1, 2007, were necessary to ensure the agreements were in compliance with Internal Revenue Code (the “Code”) Section 409A. A copy of Mr. Osborn’s amended Bank employment (the “Employment Agreement” or “Agreement”) is attached hereto as Exhibit 99.1. Although the Bank executives’ salary levels vary, the Bank executives’ employment agreements as a whole are substantially similar to Mr. Osborn’s Agreement.

There follows a brief description of the terms and conditions of the Employment Agreement with Mr. Osborn.

The Employment Agreement provides for an annual base salary of $165,000 and for a term of employment of 2½ years. Commencing on March 15, 2008, and continuing on each anniversary date thereafter, unless notice of a non-extension is given by either party, the Agreement is extended automatically for an additional year so that the remaining term will always be no less than two and no more than three years. The Agreement provides that the base salary shall be reviewed by the Board not less often than annually. In addition, the Agreement provides for, but does not require, the award of a bonus, the amount and timing of which will be determined in the sole discretion of the Company’s Board of Directors. The Agreement allows participation in other stock option and group fringe benefit plans maintained by the Bank for employees, as well as fringe benefits normally associated with the Mr. Osborn’s office such as minimum life insurance coverage in an amount equal to three times the executive’s salary. The Agreement provides that Mr. Osborn may be terminated by the Bank for cause, as defined in the Agreement, and that his employment may otherwise be terminated by the Bank (subject to vested rights) or by him.

In addition, the Agreement provides for an initial salary that includes the amount necessary to reimburse Mr. Osborn for all monthly dues for membership in the Wilson Country Club.

The Agreement provides that upon a change in control, the Employment Agreement will be automatically extended for an additional four-year period (the “Extended Term”). If, during the first two years of the Extended Term, Mr. Osborn’s employment terminates or is terminated for any reason other than cause, he will be entitled to the following benefits from the Company:

(1) a lump sum payable equal to (a) the executive’s salary through the date of termination to the extent not already paid, and (b) any accrued vacation and sick leave pay, to the extent not already paid, (2) reimbursement on a monthly basis for the amount paid by the executive for continued health coverage for himself and dependants under COBRA, if the executive elects such coverage, (3) an amount equal to the product of (a) the number of days that would have remained in the Extended Term after the date of termination, and (b) the executive’s salary divided by 365, and (4) an amount equal to the product of (a) the number of days between the end of the previous fiscal year and the end of the Extended Term, and (b) executive’s aggregate cash bonus for the last completed fiscal year (if any) divided by 365.

For purposes of the Agreement, a “change in control” means (i) the acquisition of ownership of the Company’s stock by a person or group, that together with stock previously held, constitutes more than 50% of the total fair market value (provided that such person or group did not previously own 50% or more of the market value of the Company’s stock) or 30% of the total voting power of the stock of the Company; (ii) the replacement of a majority of the Company’s Board of Directors during any 12 month period by directors whose election is not endorsed by a majority of the Board of Directors prior to such election; or (iii) the acquisition of assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the gross fair market value of all the Company’s assets immediately prior to such acquisition.

The Agreement also provides that if any payments or provisions of benefits to the executive under the Agreement would constitute an “excess parachute payment” under Section 280G of the Code, then the executive will be entitled to an additional cash payment to cover any (i) excise tax imposed by Section 4999 of the Code, as well as (ii) all but the last $1,000 of any additional excise tax, income tax, or other tax imposed on such additional payment.

SERP. On September 4, 2007, the Bank executed agreements (effective as of September 1, 2007) with certain Bank executives that implement a non-tax qualified retirement plan called the Supplemental Executive Retirement Plan (the “SERP”), which provides salary continuation benefits. A copy of Norman B. Osborn’s SERP agreement, which apart from benefit levels is substantially similar to the agreements executed by other Bank executives, is attached hereto as Exhibit 99.2.

There follows a brief description of the terms and conditions of the SERP:

Through the purchase of life insurance policies, the Bank is able to recover or offset the cost of providing retirement benefits under the SERP. The SERP is designed to encourage retention of Bank executives through the provision of a retirement and death benefit to the executives and their beneficiaries at the normal retirement date, as determined by the Bank’s Board of Directors, subject to vesting requirements during the executives’ time of employment.

Executives participating in the SERP are 10 percent vested per year (up to a maximum of 100 percent) for each full year of employment by the Bank from the date of initial Bank employment. The normal retirement age under the SERP is 65. Those executives whose employment is terminated either voluntarily or by the Bank without cause before age 65 will be entitled to a one time payment equal to the balance of the executive’s accrued liability retirement account on the date of said termination multiplied times the executive’s cumulative vested percentage. In the event of an executive’s death prior to age 65, the executive’s beneficiary will be entitled to a one time payment equal to the balance of the executive’s accrued liability retirement account on the date of death.

In the event of a change in control of the Company, the executive shall become fully vested and is entitled to a lump sum payment of the greater of (a) the balance in the executive’s accrued liability retirement account or (b) $1,001,845 (in the case of Mr. Osborn, with lesser benefits for other Bank executives). The executive will also remain eligible for death benefits under the SERP. The SERP has five participants, including Norman B. Osborn, Robert H. Ladd III, G. Brooks Batchelor, Robert W. Kernodle and Dora Kicklighter. Following the participant’s retirement, the retirement benefit will continue to accrue and be paid throughout the participant’s life.

 Split Dollar Agreements. On September 4, 2007, the Bank executed amended agreements (effective as of September 1, 2007) with certain Bank executives, including Norman B. Osborn, Robert H. Ladd III, G. Brooks Batchelor, Robert W. Kernodle and Dora Kicklighter, concerning a life insurance benefit involving the Bank’s purchase of life insurance policies under which death benefits are divided between the Bank and beneficiaries designated by Bank executives (the “Split Dollar Agreements”). A copy of Mr. Osborn’s Split Dollar Agreement, which is substantially similar to the agreements involving other Bank officers, is attached hereto as Exhibit 99.3.

Through the purchase of bank-owned life insurance policies (“BOLI”), the Bank is able to recover or offset the cost of providing life insurance benefits under the Split Dollar Agreements. The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The purpose of this type of investment is to help offset the cost of employee benefits. Upon the insured’s death, the net death benefit is divided equally between the insured’s named beneficiary and the Bank. Under the new amendments, for each of the above named executives under the BOLI policies, the current net death benefit is the lesser of $397,000 or one hundred percent (100%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)  Brief descriptions of the material terms of (i) Mr. Osborn’s amended employment agreement, (ii) the Company’s new supplemental executive retirement plan, and (iii) the Company’s amended split dollar agreements (whereby death benefits from Bank-purchased life insurance policies are split between the Bank and executives’ beneficiaries), are contained in Item 1.01 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

This exhibit is being provided solely for the purpose of providing disclosure pursuant to Items 1.01 and 5.02.

(99.1)	Amended and Restated Employment Agreement with Norman B. Osborn, dated September 1, 2007

(99.2)	Supplemental Executive Retirement Plan Agreement with Norman B. Osborn dated September 1, 2007

(99.3)	2007 Life Insurance Split Dollar Plan Agreement with Norman B. Osborn, dated September 1, 2007

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s or its subsidiary’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, or general conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL CORPORATION

Date: September 10, 2007	By:	/s/ Norman B. Osborn
Norman B. Osborn
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Amended and Restated Employment Agreement with Norman B. Osborn, dated September 1, 2007

Exhibit 99.2	Supplemental Executive Retirement Plan Agreement with Norman B. Osborn, dated September 1, 2007

Exhibit 99.3	Life Insurance Split Dollar Plan Agreement with Norman B. Osborn, dated September 1, 2007